EXHIBIT 23.2



                      Consent of Independent Accountants



          We consent to the inclusion in this registration statement on Form S-4 of our report dated July 16, 1997 on our audit of the balance sheet of L-3 Communications Corporation (a Delaware company) as of April 29, 1997, our report dated July 11, 1997 on our audit of the combined financial statements of the Lockheed Martin Predecessor Businesses as of March 31, 1997 and for the three months then ended, our report dated March 20, 1997 on our audit of the combined financial statements of the Lockheed Martin Predecessor Businesses as of December 31, 1996 and for the year then ended, and our report also dated March 20, 1997 on our audits of the Loral Acquired Businesses for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994. The report dated March 20, 1997 on the combined financial statements of the Lockheed Martin Predecessor Businesses as of and for the year ended December 31, 1996 states that Coopers & Lybrand L.L.P.'s opinion, insofar as it relates to the financial statements of the Lockheed Martin Communications Systems Division as of December 31, 1996 included in such combined financial statements, is based solely on the report of other auditors. We also consent to the reference to our Firm under the caption "Experts".


                               Coopers & Lybrand L.L.P.

New York, New York
September 22, 1997